UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
(Rule 14c-101)

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934
(Amendment No.   )
Check the appropriate box:
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Preliminary Information Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

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Definitive Information Statement

NEW ENGLAND REALTY ASSOCIATES LIMITED PARTNERSHIP

(Name of Registrant as Specified in its Charter)
Payment of Filing Fee (Check the appropriate box):
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11.

NEW ENGLAND REALTY ASSOCIATES LIMITED PARTNERSHIP
39 Brighton Avenue,
Allston, MA, 02134
NOTICE OF LIMITED PARTNER ACTION
WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY
October 5, 2026
Dear Limited Partners:
New England Realty Associates Limited Partnership (the “Partnership,” “we” or “our”) is furnishing this notice and the accompanying information statement (the “Information Statement”) to the limited partners (the “Limited Partners”) who are holders of record of the Partnership’s issued and outstanding Class A Units, Class B Units, and the depository receipts (the “Depositary Receipts”) in respect of Class A Units (collectively, the “Limited Partnership Units”) as of the close of business on July 27, 2026 (the “Record Date”). Each Class A Unit is exchangeable for 30 Depositary Receipts which are listed and publicly traded on NYSE American.
The purpose of this notice and the accompanying Information Statement is to inform you that, on August 12, 2026, the Partnership’s Advisory Committee (the “Advisory Committee”), established under the Partnership’s Second Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”), elected Mr. Michael Griffin to fill an existing vacancy on the Advisory Committee. As of September 8, 2026, Limited Partners representing approximately fifty-two percent (52%) of the Limited Partnership Units (the “Consenting Limited Partners”) approved the election of Mr. Michael Griffin to the Partnership’s Advisory Committee. Pursuant to Section 11.4 of the Partnership Agreement, the Advisory Committee is authorized to fill a vacancy on the three-member Advisory Committee, subject to notice to the Limited Partners within sixty (60) days of such election and the approval in writing by the holders of a majority of the Limited Partnership Units within sixty (60) days of such notice. The approval of the Consenting Limited Partners constitutes the Limited Partner approval required under the Partnership Agreement with respect to such election (the “Action”).
You are urged to read the accompanying Information Statement in its entirety.
The accompanying Information Statement is being mailed on or about October 5, 2026 to Limited Partners of record, other than the Consenting Limited Partners, as of the Record Date. In accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Action described herein will become effective no sooner than 20 calendar days after the mailing of the accompanying Information Statement.
We thank you for your continued support. Very truly yours,
/s/ Ronald Brown

By:   Ronald Brown
Title: President

NOTICE ABOUT INFORMATION CONTAINED IN THIS INFORMATION STATEMENT
You should assume that the information in this Information Statement or any supplement is accurate only as of the date on the front page of this Information Statement.

i

NEW ENGLAND REALTY ASSOCIATES LIMITED PARTNERSHIP
INFORMATION STATEMENT
October 5, 2026
WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY
SUMMARY
New England Realty Associates Limited Partnership (the “Partnership,” “we,” or “our”) is furnishing this Information Statement to the limited partners (the “Limited Partners”) that are the holders of record of our issued and outstanding Class A Units, Class B Units, and holders of Depositary Receipts in respect of Class A Units (collectively, the “Limited Partnership Units”) as of the close of business on July 27, 2026 (the “Record Date”), other than the Consenting Limited Partners (as defined below). Each Class A Unit is exchangeable for 30 depositary receipts (the “Depositary Receipts”), which are listed and publicly traded on NYSE American.
Background
Section 14.11 of the Partnership’s Second Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”) establishes a three-member Advisory Committee to the Partnership (the “Advisory Committee) for the purposes described in the Partnership Agreement and below. In the event of a vacancy in the membership of the Partnership’s Advisory Committee, the Advisory Committee may elect a successor to fill such vacancy. The election is subject to notice to the Limited Partners of the new member within sixty days of such election and the approval by a majority of the Limited Partnership Units, voting together as a single class, within sixty days of such notice. The Partnership Agreement requires such notice to be accompanied by a brief biography of the new member of the Advisory Committee.
Accordingly, on August 12, 2026, the members of Advisory Committee elected Mr. Michael Griffin to fill the vacancy created by the departure of Mr. Gregory Dube and submitted to the Limited Partners Mr. Griffin’s biography and a recommendation to confirm and approve his election to the Advisory. The election of Mr. Griffin and the resulting constitution of the Advisory Committee was also ratified and approved by NewReal, Inc. (the “General Partner”).
As of September 8, 2026, Limited Partners representing approximately fifty-two percent (52%) of the Limited Partnership Units (the “Consenting Limited Partners”) have confirmed and approved the election of Mr. Griffin to the Advisory Committee (the “Action”). A copy of the letter sent to the Limited Partners is attached to this Information Statement as Exhibit A.
Thereby, all necessary approvals and requirements under the Partnership Agreement in connection with the election, approval and ratification of the Advisory Committee member election and composition, have been obtained or met as of the date of this Information Statement.
As the Action has been duly authorized and carried out by the Advisory Committee and approved by the Consenting Limited Partners, your vote or consent is not requested or required.
This Information Statement will be mailed on or about October 5, 2026 to the holders of our outstanding Limited Partnership Units of record, other than the Consenting Limited Partners, as of the close of business on the Record Date. On the Record Date, there were approximately 114,440 Limited Partnership Units, consisting of approximately 92,477 Class A Units and 21,963 Class B Units, respectively. Of the 92,477 outstanding Class A Units, approximately 91,146 Class A Units were held through the depositary receipt program and were represented by 2,734,375 Depositary Receipts, and the remaining 1,331 Class A Units were held directly by 103 registered holders. Each Class A Unit is exchangeable, through Computershare Trust Company, the Partnership’s Depositary Agent (the “Depositary Agent”), for 30 Depositary Receipts. The Depositary Receipts are listed and publicly traded on the NYSE American exchange under the symbol “NEN.”

Pursuant to Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Action will become effective on or after October 29, 2026, which is 20 calendar days following the date on which we first mail this Information Statement.
We will pay the costs of preparing and sending out the enclosed Notice and this Information Statement.

ABOUT THIS INFORMATION STATEMENT
What is the purpose of this Information Statement?
This Information Statement is being furnished to you pursuant to the requirements of the Exchange Act and the Partnership Agreement to notify you of an action taken by the Advisory Committee and ratified, confirmed, approved and adopted by the Consenting Limited Partners holding a majority of our issued and outstanding Limited Partnership Units. In order to eliminate the costs and management time involved in calling and holding a special meeting of all Limited Partners, and in order to effect the action as promptly as possible for the purposes described herein, the Partnership chose to rely on the approval of Consenting Limited Partners, holding a majority of our outstanding Limited Partnership Units. We are making this Information Statement available to you on or about October 5, 2026. The Partnership is not soliciting your proxy or consent and you are not being asked to take any action in connection with this Information Statement.
If you hold Depositary Receipts through the Depositary Agent, this Information Statement is being made available or forwarded to you by the Depositary Agent.
Description of the Partnership Securities
The authorized capital of the Partnership is represented by three classes of partnership units. There are two categories of limited partnership interests, the Class A Units and Class B Units, and one category of general partnership interests (the “General Partnership Units”). The Class A Units have been registered under Section 12(g) of the Exchange Act. Each Class A Unit is exchangeable for 30 publicly traded Depositary Receipts, which are currently listed on the NYSE American and are registered under Section 12(b) of the Exchange Act. The Class B Units were issued to the original general partners of the Partnership. The General Partnership Units are held by the current general partner of the Partnership, NewReal, Inc. [(the “General Partner”). Since Jameson Brown and Ronald Brown are the controlling stockholders holding 37.5% and 25.0% ownership, respectively, of the General Partner, as well as the executive officers and directors of the General Partner, they may be deemed to beneficially own all of the General Partnership Units held of record by the General Partner.
The Class A Units represent an 80% ownership interest, the Class B Units represent a 19% ownership interest, and the General Partnership Units represent a 1% ownership interest.
Distributions: Any cash available for distribution is distributed 80% to the holders of Class A Units, 19% to the holders of Class B Units and 1% to the holders of General Partnership Units.
Voting Rights: Except as otherwise required by law and except as provided by the terms of any other class or series of stock, holders of General Partnership Units have the exclusive power to vote on all matters presented to the Company’s partners.
Conversion Rights: Each Class A Unit is exchangeable, through Computershare Trust Company (“Computershare” or the “Depositary”) (formerly Equiserve LP), the Partnership’s Depositary Agent, for 30 Depositary Receipts. The Depository Receipts are listed and publicly traded on the NYSE American exchange under the symbol “NEN.”
Who is entitled to notice?
Each holder of record of outstanding Limited Partnership Units as of the Record Date, other than the Consenting Limited Partners, is entitled to notice of the Action taken.
The Limited Partnership Units consist of the issued and outstanding Class A Units, Class B Units and the Depositary Receipts in respect of Class A Units. If you hold Depositary Receipts, this Information Statement is being made available to you or forwarded to you by the Depositary Agent.
What actions were approved by the Consenting Limited Partners and what constitutes the majority of the Partnership’s Limited Partnership Units?
The Consenting Limited Partners, holding approximately 51% of our issued and outstanding Limited Partnership Units approved the election of Mr. Griffin to the Advisory Committee. See “Advisory Committee Election and Approval.”

ISSUED AND OUTSTANDING SECURITIES AND CONSENTING LIMITED PARTNERS
As of the Record Date, there were approximately 92,477 Class A Units (approximately 91,146 of which were represented by 2,734,375 Depositary Receipts), and 21,963 Class B Units, constituting a total of approximately 114,440 Limited Partnership Units issued and outstanding. The Consenting Limited Partners collectively held approximately 37,256 Class A Units and 21,963 Class B Units, respectively, representing approximately 52% of our outstanding Limited Partnership Units. These units consisted of no Class A Units and approximately 1,117,679 Depositary Units (representing approximately 37,256 Class A Units), constituting approximately 40% of the Class A and 33% of the total Limited Partnership Units, and 21,963 Class B Units, constituting 100% of the outstanding Class B Units and 19% of the total Limited Partnership Units. Each Class A Unit is exchangeable through Computershare Trust Company, the Partnership’s Depositary Agent, for 30 Depositary Receipts. The Depositary Receipts are listed and publicly traded on the NYSE American exchange under the symbol “NEN.”
As of September 8, 2026, the Consenting Limited Partners have confirmed and approved the Advisory Committee’s election of the new member.
Accordingly, all actions, approvals, and requirements under the Partnership Agreement relating to the election of a new member of the Advisory Committee to fill a vacancy — by the Advisory Committee and, through the approval of the Consenting Limited Partners, by the Limited Partners — have been duly obtained or satisfied as of the date this Information Statement is first mailed. No further action by the Limited Partners is required. Pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the actions approved by the Consenting Limited Partners will become effective on or after October 29, 2026, which is 20 calendar days following the date on which this Information Statement is first mailed to the Limited Partners.

ADVISORY COMMITTEE MEMBER ELECTION AND APPROVAL
The new Advisory Member elected by the existing members of the Advisory Committee is Mr. Michael Griffin.
Upon the election of Mr. Griffin, our Advisory Committee is composed of Messrs. Michael Griffin, Robert Nahigian and David Ross.
Michael Griffin, age 37, a Limited Partner of the Partnership since February 4, 2026, has been elected to serve as a member of our Advisory Committee effective as of October 5, 2026. Mr. Griffin is a Co-Founder and Managing Partner of Eleven West Partners, a real estate investment firm that acquires and operates properties across multiple asset classes with a focus on long-term value creation. Prior to founding Eleven West, Michael was a member of the acquisitions teams at The Davis Companies and Westbrook Partners, where he helped deploy more than $300 million of equity into value-add investments nationwide and contributed to raising a $877 million private equity fund. He has extensive experience working with institutional and high-net-worth capital partners and structuring complex transactions to drive enduring returns. Earlier in his career, Michael was a growth equity investor at Bain Capital, where he focused on high-growth technology companies and strategic capital allocation. Beyond his professional endeavors, Michael is the Co-Founder of the Corey C. Griffin Foundation, which has raised over $50 million to support children’s healthcare and education initiatives across the Boston area. Michael earned his MBA from Harvard Business School and graduated cum laude from Middlebury College. Mr. Griffin was elected to the Advisory Committee due to his extensive investment and business experience.
Robert J. Nahigian, age 69, a Limited Partner of the Partnership since 2007, has been serving as the member of the Advisory Committee since 2007. Mr. Nahigian has been a principal of the real estate firm Auburndale Realty Co. since 1989. He brings more than 54 years of experience in the real estate industry, including over 46 years focused on commercial and industrial real estate. His professional experience includes brokerage, advisory, and expert litigation services provided to public agencies, investment portfolio groups and corporations in New England, Michigan, Missouri, South Carolina, Ohio, California and Florida, serving in a wide range of national and regional leadership positions within commercial real estate organizations, and serving on national boards, executive committees, and education and professional development committees including on the MADOT Real Estate Appraisal Review Board, the Massachusetts Real Estate Licensing Board Education Subcommittee. Additionally, he actively contributes his expertise through speaking engagements, appearances on Bloomberg Radio, and prolific writing, with articles published in The Boston Globe and The Boston Herald. Mr. Nahigian holds a B.A., cum laude, from Lehigh University and a Master’s degree in Urban Planning from Columbia University. He is a licensed real estate broker in Massachusetts, Rhode Island, and New Hampshire and holds the FRICS, SIOR, CRE, and MCR professional designations. He was elected to serve on the Advisory Committee based on his extensive industry expertise, executive leadership experience, and strategic advisory background.
David Ross, age 64, a Limited Partner of the Partnership since 2017, has been serving as the member of the Advisory Committee since 2017. Mr. Ross is the Executive Vice President and Principal of Hunneman, a premier commercial real estate firm in New England, where he has served since 1995. In his current role, he is responsible for implementation of the firm’s growth initiatives and strategic planning. Mr. Ross is an investment advisor, specializing in the disposition, valuation, strategy and marketing of a broad range of investment properties. Mr. Ross has completed sales transactions and investment advisory assignments totaling more than $10 billion in assets and is a recipient of Hunneman’s award for highest sales volume in 2012, 2013, 2019 and 2025. He holds a BA in Business from Rochester Institute of Technology and has studied Real Estate at Boston University. Mr. Ross was elected to serve on the Advisory Committee based on his executive leadership experience and real estate industry expertise.
The purpose of the action ratified, confirmed, approved and adopted by the Consenting Limited Partners was to elect a new member of the Advisory Committee to fill an existing vacancy on the three-member Advisory Committee, in accordance with Section 14.11 of the Partnership Agreement. Pursuant to Section 14.11, the remaining Advisory Committee members may elect a successor member, subject to the approval of Limited Partners holding a majority of the outstanding Limited Partnership Units, voting together as a single class.

Advisory Committee Member Compensation
The Advisory Committee held four meetings during 2025, and a total of $18,000 was paid for attendance and participation in such meetings.
Advisory Committee Member Limited Partnership Units Ownership
As of the Record Date, Mr. Michael Griffin beneficially owned 9,000 Depositary Receipts (which represents a beneficial interest in 300 Class A Units), Mr. Nahigian beneficially owned 2,169 Depositary Receipts (which represents a beneficial interest in 72.3 Class A Units), and Mr. Ross beneficially owned 200 Depositary Receipts (which represents a beneficial interest in 6.7 Class A Units of the Partnership). None of the Advisory Committee members beneficially own any General Partner Units of the Partnership.
Certain Relationships and Related Transactions
There are no transactions between the Partnership or our General Partner and any of the Advisory Committee members.
Our Limited Partners have no substantial interests, directly or indirectly, in the Action, except to the extent of their ownership of Limited Partnership Units.
Advisory Committee Function and Member Election
The Advisory Committee was established pursuant to Section 14.11 of the Partnership Agreement. It is designed to consist of three members who are Limited Partners but not also General Partners or affiliates of the Partnership.
The function of the Advisory Committee is to meet from time to time with representatives of the General Partner (a) to review the progress of the Partnership, (b) to assist the General Partner in formulating policies which will be in the best interests of the Partnership, (c) to review the appropriateness, timing and amount of Partnership distributions, (d) to approve or reject proposed acquisitions and investments of the Partnership from or with affiliates of the Partnership, and (e) to advise the General Partner on all other Partnership affairs.
Section 14.11 of the Partnership Agreement provides that in the event of a vacancy in the membership of the Advisory Committee, the remaining members of the three-persons Advisory Committee are permitted to elect a successor member, subject to notice to the Limited Partners within sixty days and the approval by Limited Partners holding the majority of the outstanding Limited Partnership Units, voting as a single class, within sixty days of such notice. If holders of a majority of the Limited Partnership Units voting thereon as a single class do not so approve the election of the replacement member, that replacement shall cease to serve and the remaining member or members may repeat the entire process until no designee is so rejected. If, for any reason, however, there is no member of the Advisory Committee then in office, the General Partner shall designate a new Advisory Committee, and within sixty days after such designation, shall submit the names and brief biographies to the Limited Partners for their approval. Any such designee of the General Partner not receiving the affirmative vote of the holders of a majority of the Limited Partnership Units, voting thereon as a single class, within sixty days after the date of notice thereof from the General Partner, shall be deemed rejected, and those new members who are approved (or the General Partner, if no replacement is so approved) shall then designate further replacements, subject to the approval of the Limited Partners, until the replacement shall finally be approved by a majority of the holders of Limited Partnership Units voting thereon as a single class.

OWNERSHIP OF LIMITED PARTNERSHIP UNITS BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the information about the beneficial ownership of our Limited Partnership Units by certain beneficial owners and management comprising the Consenting Limited Partners as of the Record Date:
	Class A		Class B
Directors and Officers	Number of Units Beneficially Owned	% Of Outstanding Units Beneficially Owned	Number of Units Beneficially Owned	% Of Outstanding Units Beneficially Owned
Jameson Brown c/o New England Realty Associates Limited Partnership 39 Brighton Avenue Allston, MA 02134	33(1)(5)(4)	0.04%(1)(5)(4)	16,472(2)	75%(2)
Harold Brown 2013 Revocable Trust c/o Saul Ewing LLP 131 Dartmouth Street Boston, MA 02116			—	—
HBC Holdings, LLC 39 Brighton Avenue Allston, MA 02134	17,262(1)	(1)	(2)	(2)
Ronald Brown c/o New England Realty Associates Limited Partnership 39 Brighton Avenue Allston, MA 02134	3,087(3)(5)	3.34%(3)(5)	5,491	25%
Martina Alibrandi 341 Beacon Street Unit 4A Boston, MA 02116	—	—	—	—
David Aloise 241 Cottage Park Road Winthrop, MA 02152	—	—	—	—
Andrew Bloch 6 Oxbow Road Wayland, MA. 01778	—	—	—	—
Sally Michael 4 Park Road Sharon, MA 02067	9,583(1)(4)(5)	(1)(4)(5)	(2)	(2)
David Reier 7 Wheeler Road Lexington, MA 02420	—	—	—	—
NewReal, Inc. 39 Brighton Avenue Allston, MA 02134	333	0.36%	—	—
All directors and officers as a group	30,298(6)	32.76%(6)	21,963(7)	100%(7)
5% Owners that are not Directors and Officers
Maura Brown 39 Brighton Avenue Allston, MA 02134	4,885	5.28%	—	—

(1)
As of July 27, 2026, 517,849 Depositary Receipts are held of record by HBC Holdings, LLC (HBC). Jameson Brown and Sally Michael are the managers of HBC with joint voting and dispositive control over the Depositary Receipts. Accordingly, Mr. Brown and Ms. Michael may be deemed to beneficially own the Depositary Receipts held by HBC. Because a Depositary Receipt represents beneficial ownership of one-thirtieth of a Class A Unit, HBC was deemed to beneficially own approximately 17,262 Class A Units. (Approximately 18.67% of the outstanding Class A Units).

(2)
Consists of Class B Units held by HBC. See Note (1) above. Jameson Brown and Sally Michael as Managers, have voting and investment power over the Class B Units held by the LLC, subject to the provisions of the LLC, and thus may be deemed to beneficially own the Class B Units held by HBC.

(3)
Consists of 92,600 Depositary Receipts held of record jointly by Ronald Brown and his wife. Because a Depositary Receipt represents beneficial ownership of one-thirtieth of a Class A Unit, Ronald Brown may be deemed to beneficially own approximately 3,087 Class A Units. (Approximately 3.34% of the outstanding Class A Units).

(4)
Consists of 287,500 Depositary Receipts held by HJB 2009 Holdings, LLC. HJB 2009 Holdings LLC is owned 50% by JPB Real Estate LLC, an entity owned by Jameson Brown, and 50% by Maisie Brown LLC, an entity owned by Harley Brown. Sally Michael is the Manager. Accordingly, Jameson Brown, Sally Michael, and Harley Brown may be deemed to beneficially own the Depositary Receipts held by the LLC. Because a Depositary Receipt represents beneficial ownership of one thirtieth of a Class A Unit, the Trusts collectively may be deemed to beneficially own approximately 9,583 Class A Units. (Approximately 10.36% of the outstanding Class A Units).

(5)
Does not include 62,190 Depositary Receipts held by the Hamilton Partnership Charitable Foundation. Jameson Brown and Ronald Brown are trustees of the foundation and jointly have voting and dispositive control over the Depositary Receipts. Accordingly, the Browns may be deemed to beneficially own the Depositary Receipts held by the Foundation. Because a Depositary Receipt represents beneficial ownership of one thirtieth of a Class A Unit, the Foundation may be deemed to beneficially own approximately 2,073 Class A Units. (Approximately 2.24% of the outstanding Class A Units).

(6)
Consists of the Class A Units described in Notes (1) (4) above, plus NewReal, Inc., Jameson Brown and Ronald Brown, as indicated in the table.

(7)
Includes the Class B Units described in Note (2) above.

DISSENTER’S RIGHTS OF APPRAISAL
The Partnership’s Limited Partners are not entitled to dissenters’ rights of appraisal under the Partnership Agreement or applicable Massachusetts law in connection with the matters discussed in this Information Statement.
OTHER MATTERS
Proposals by Limited Partners
No Limited Partner proposals are included in this Information Statement.
Effective Dates
Pursuant to Rule 14c-2 of the Exchange Act, the confirmation, ratification and approval of the actions described above by the Consent Limited Partners will become effective on or after October 29, 2026, which is 20 calendar days following the date on which we first mail this Information Statement to our Limited Partners.
Expenses
We will bear all costs related to this Information Statement. We will reimburse brokerage houses and other custodians, nominees, trustees and fiduciaries representing beneficial owners of units for their reasonable out-of-pocket expenses for forwarding this Information Statement to such beneficial owners.
Limited Partners Sharing an Address
We will deliver only one Information Statement to multiple Limited Partners sharing an address unless we have received contrary instructions from one or more of the Limited Partners. We undertake to deliver promptly, upon written or oral request, a separate copy of this Information Statement to a Limited Partner at a shared address to which a single copy of this Information Statement is delivered. A Limited Partner can notify us that the Limited Partner wishes to receive a separate copy of the Information Statement by contacting us at the address or phone number set forth above. Conversely, if multiple Limited Partners sharing an address receive multiple Information Statements and wish to receive only one, such Limited Partners can notify us at the address or phone number set forth above.
WHERE YOU CAN FIND MORE INFORMATION
The SEC maintains a website that contains reports, proxy and information statements and other information regarding us and other issuers that file electronically with the SEC at www.sec.gov. Our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the SEC’s website, www.sec.gov, or on our website, www.thehamiltoncompany.com. You can request copies of such documents or the Information Statement by making written requests for such copies to:
New England Realty Associates Limited Partnership
c/o The Hamilton Company
39 Brighton Avenue
Boston, MA 02134
You should rely only on the information provided in this Information Statement. You should not assume that the information in this Information Statement is accurate as of any date other than the date of this document. We have not authorized anyone else to provide you with any information.

EXHIBIT A
NOTICE TO LIMITED PARTNERS

NERA
39 Brighton Ave
Boston, MA 02134
NEW ENGLAND REALTY ASSOCIATES LIMITED PARTNERSHIP
39 Brighton Avenue
Allston, Massachusetts 02134
(617) 783-0039
NOTICE OF ELECTION OF A NEW ADVISORY COMMITTEE MEMBER AND LIMITED PARTNER APPROVAL
August 18, 2026
To the Limited Partners of New England Realty Associates Limited Partnership:
Notice is hereby given that the remaining members of the Advisory Committee of New England Realty Associates Limited Partnership, a Massachusetts limited partnership (the “Partnership,” “we,” or “our”), have elected Michael Griffin as a successor member of the Advisory Committee to fill a currently existing vacancy in the Advisory Committee.
Under Section 14.11 of the Partnership’s Second Amended and Restated Contract of Limited Partnership (the “Partnership Agreement”), such election is subject to the approval of the holders of a majority of the Limited Partnership Units, voting together as a single class, within 60 days after the date of this notice. Section 14.11 requires that this notice be accompanied by a brief biography of the new member (set forth below) and a reply card by which the Limited Partners may approve or reject the election.
MATTER SUBMITTED FOR YOUR APPROVAL
Election Approval:   To approve the election of Michael Griffin as a successor member of the Advisory Committee. Upon approval, the Advisory Committee will be composed of Messrs. Michael Griffin, Robert J. Nahigian, and David Ross.
Biography of the New Member
Michael Griffin, age 37, is a Co-Founder and Managing Partner of Eleven West Partners, a real estate investment firm that acquires and operates properties across multiple asset classes with a focus on long-term value creation. Prior to founding Eleven West, Mr. Griffin was a member of the acquisitions teams at The Davis Companies and Westbrook Partners, where he helped deploy more than $300 million of equity into value-add investments nationwide and contributed to raising an $877 million private equity fund. Earlier in his career, he was a growth equity investor at Bain Capital. He is also the Co-Founder of the Corey C. Griffin Foundation, which has raised over $50 million to support children’s healthcare and education initiatives across the Boston area. Mr. Griffin earned his MBA from Harvard Business School and graduated cum laude from Middlebury College. Mr. Griffin is a Limited Partner of the Partnership and is not a General Partner or an affiliate.
The continuing members of the Advisory Committee are Messrs. Robert J. Nahigian and David Ross.
Who May Act
Holders of record of the Partnership’s Limited Partnership Units — the Class A Units, the Class B Units, and the Depositary Receipts in respect of Class A Units — as of the close of business on July 27, 2026 (the “Record Date”), voting together as a single class, are required to approve the Advisory Board’s election. As of the Record Date, there were 114,440 Limited Partnership Units outstanding, consisting of 92,477 Class A Units, 91,146 of which were held through the depositary receipt program and represented by 2,734,375 Depositary Receipts, and 1,331 held directly) and 21,963 Class B Units.

Vote Required
The approval requires the affirmative vote of the holders of a majority of the outstanding Limited Partnership Units, voting together as a single class. Because the approval requires the affirmative vote of a majority of all outstanding Limited Partnership Units, a failure to return a reply card, an abstention, and a broker non-vote will each have the same effect as a vote against that approval. If the approval is not approved within the 60-day period, Mr. Griffin will cease to serve, and the remaining members of the Advisory Committee may elect another successor and repeat this process, as provided in Section 14.11 of the Partnership Agreement.
How To Respond; No Meeting
No meeting of Limited Partners will be held for purposes of this approval vote, as under Section 14.11 of the Partnership Agreement the requisite approval is obtained by written reply. Accordingly, please mark, sign, date, and return the enclosed reply card in the accompanying postage-paid envelope as soon as possible. If you hold Depositary Receipts, follow the instructions on the reply card to direct how the underlying Class A Units are acted upon. Your approval of this action will not be revocable.
By:
/s/ Ronald Brown

Name: Ronald Brown
Title:   President of NewReal, Inc.,
       the General Partner of the Partnership

NEW ENGLAND REALTY ASSOCIATES LIMITED PARTNERSHIP
REPLY CARD
ADVISORY COMMITTEE MEMBER ELECTION
The undersigned holder of Limited Partnership Units or Depositary Receipts, as applicable, as of the Record Date on July 27, 2026, hereby acts, or directs the Depositary Agent to vote the underlying Class A Units, as applicable, on the following item submitted for approval:
Election of Michael Griffin to the Advisory Committee:
☐ APPROVE   ☐ REJECT   ☐ ABSTAIN
This reply card, when properly executed, will be counted as directed. If it is signed and returned without a direction as to its approval, it will be counted as an APPROVAL of the election of the new Advisory Committee member.
Dated:            , 2026
Number of Class A Units / Depositary Receipts held:
Number of Depositary Receipts held:
Number of Class B Units / Depositary Receipts held:
Signature:
Signature (if held jointly):
Print Name (s):
Please sign exactly as name(s) appear. When signing as attorney, executor, administrator, trustee, guardian, or officer of an entity, please give full title.